Exhibit 99.1

NEWS FROM

For more information contact:

Kate Lowrey – VP of Investor Relations

(314) 213-7277 / klowrey@escotechnologies.com

ESCO ANNOUNCES AGREEMENT TO ACQUIRE MEGGER GROUP LIMITED

- Global Provider of Test, Monitoring and Data Analytics Solutions for Electric Power Assets -

- Adds Complementary Portfolio of Products Expanding Presence in International Markets -

- Continues Transformational Shift Towards High Margin/High Growth End-Markets -

ST. LOUIS, April 15, 2026 – ESCO Technologies Inc. (NYSE: ESE) today announced that it has agreed to acquire the Megger Group Limited (Megger) business of TBG AG (TBG). Under the terms of the definitive agreement ESCO will acquire Megger for total consideration of $2.35 billion, consisting of $0.9 billion in cash and ESCO equity valued at approximately $1.4 billion. The cash portion will be funded through existing cash on hand and incremental debt, with committed financing in place. The value represents approximately 14x projected 2026 EBITDA, including synergies.

Reflecting their confidence in ESCO’s growth and value creation, TBG has agreed to certain lock-up provisions with respect to its equity ownership in ESCO common stock. Upon closing of the transaction, TBG will have nomination rights for one seat on ESCO’s Board of Directors.

Megger is a leading global provider of testing, monitoring, and data-driven solutions for utilities and critical electric infrastructure, including industrial, transportation, data center and renewable end markets. Leveraging differentiated software and analytics capabilities, Megger empowers customers to operate with confidence and efficiency. Megger has a strong presence across the globe with key hubs in the United Kingdom, Europe, North America, and Asia.

Megger will become part of ESCO’s Utility Solution Group (USG) segment. Their products and services include battery, cable, circuit breaker, relay, transformer, and motor test equipment, on-line monitoring solutions, and data analytics for grid and electric power assets.

“This transformational transaction will expand our scale and international reach, further strengthening our position as a valued partner to utilities worldwide. The addition of Megger is a major milestone in our strategy to build a scaled, differentiated, high-margin utility solutions platform,” said Bryan Sayler, President and Chief Executive Officer of ESCO Technologies. “We have long admired Megger and view it as an exceptional strategic fit within our USG portfolio. Megger adds a respected and differentiated product portfolio, with highly complementary capabilities, deep technical expertise, and strong customer and supplier relationships.”

“We are incredibly proud of the exceptional platform we have built at Megger and believe ESCO is the ideal partner to accelerate the next stage of growth,” said Jeremy Abson, Chief Executive Officer of TBG. “We believe in the strategic vision of what the Doble and Megger combination can be in the future and are supportive of ESCO’s broader businesses and strategies.”

Compelling Strategic and Financial Benefits

•	Adds a complementary portfolio of products: Megger adds complementary test equipment that will expand our product offerings into key new areas across the electric utility end market. Together Doble and Megger will deliver a more comprehensive set of solutions for our regulated electric utility customers.
•	Expands scale and global presence: Megger has a strong global presence and will expand both our product offerings in North America and our served markets in the United Kingdom, Europe, and Asia.
•	Strong growth profile: Megger is expected to have approximately $590 million in revenue in 2026, with a strong growth outlook for the future, driven by the need to maintain utility assets as they upgrade and expand grid infrastructure globally to meet the increasing demand for electricity.
•	Synergies: Through targeted collaboration between ESCO and Megger, the combination is expected to realize approximately $60 million in cost synergies within the first three years following closing.
•	Continued expansion of ESCO’s exposure to high-growth, profitable end markets: Approximately 85 percent of ESCO’s pro forma revenue is positioned to benefit from secular tailwinds across the Utility and Aerospace & Defense end markets.

ESCO Preliminary Q2 2026 Earnings Results

The Company expects to report Q2 2026 results from Continuing Operations which include Revenue of $309 million, GAAP EPS of $1.29, and Adjusted EPS of $1.91. These results reflect another quarter of strong sales growth and margin improvement and are in excess of our prior guidance for the quarter.

The Company will report full second quarter results and an update to the full year outlook after the market close on Thursday, May 7, 2026, followed by a conference call where the financial results and related commentary will be discussed.

Advisors

J.P. Morgan Securities LLC acted as lead financial advisor and Stephens Inc. acted as financial advisor to ESCO. Bryan Cave Leighton Paisner LLP is serving as legal counsel to ESCO. Rothschild & Co acted as financial advisors to Megger and TBG. Willkie Farr & Gallagher LLP is serving as legal counsel to Megger and TBG.

Conference Call

The Company will host a conference call tomorrow, April 16, at 7:30 a.m. Central Time, to discuss the acquisition. A live audio webcast and an accompanying slide presentation will be available in the Investor Center of ESCO’s website. Participants may also access the webcast using this registration link. For those unable to participate, a webcast replay will be available after the call in the Investor Center of ESCO’s website.

Forward-Looking Statement

Statements contained in this release regarding Management’s expectations for Q2 Fiscal 2026 revenue, GAAP EPS and Adjusted EPS, as well as future growth, growth strategy, expectations, beliefs and benefits resulting from the acquisition, and other statements which are not strictly historical are considered “forward-looking statements” within the meaning of the safe harbor provisions of the Federal securities laws. Investors are cautioned that such statements are only predictions and speak only as of the date of this release, and the Company undertakes no duty to update them except as may be required by applicable laws or regulations. There is no assurance that the acquisition will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the acquisition include, but are not limited to, the ability and timing to consummate the acquisition, including obtaining the required regulatory approvals and financing to fund the acquisition; ESCO’s ability to promptly and effectively integrate the acquired business after the acquisition has closed, and ESCO’s ability to obtain expected cost savings and synergies of the acquisition; operating costs, customer loss and business disruption (including difficulties maintaining relationships with the employees, customers or suppliers of the acquired business) that may be greater than expected following the consummation of the acquisition; and other risks and uncertainties described in Item 1A, Risk Factors, of ESCO’s annual report on Form 10-K for the year ended September 30, 2025.

About ESCO

ESCO Technologies is a global provider of highly engineered products and solutions serving diverse end-markets. It manufactures filtration and fluid control products, advanced composites, as well as signature and power management solutions for aviation, Navy, and industrial customers. ESCO is an industry leader in designing and manufacturing RF test and measurement products and systems; and provides diagnostic instruments, software and services to industrial power users and the electric utility and renewable energy industries. Headquartered in St. Louis, Missouri, ESCO and its subsidiaries have offices and manufacturing facilities worldwide. For more information on ESCO and its subsidiaries, visit ESCO’s website at www.escotechnologies.com.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures (Unaudited)

EPS – Adjusted Basis Reconciliation – Q2 2026
EPS – GAAP Basis Continuing Operations – Q2 2026	$1.29
Adjustments (defined below)	0.62
EPS – As Adjusted Basis – Q2 2026	$1.91

Adjustments of $0.62 per share consist primarily of: $0.06 of restructuring charges within the Test & USG segments, $0.03 of Corporate acquisition costs and $0.53 of acquisition related amortization.